Exhibit 4.3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.



                                     WARRANT
                                   to purchase
                                    633.00633
                            Shares of Preferred Stock

                         of Peoples Bancorporation, Inc.


                           Issue Date: April 24, 2009

         1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

         "Board of Directors" means the board of directors of the Company, including any duly authorized committee thereof.

         "business day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

         "Charter" means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

          "Company"   means  the  Person   whose   name,   corporate   or  other
organizational form and jurisdiction of organization is set forth in Item 1 of Schedule A hereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

          "Exercise Price" means the amount set forth in Item 2 of Schedule A hereto.

Warrant                                1                       UST Seq. No. 921

         "Expiration Time" has the meaning set forth in Section 3.

         "Issue Date" means the date set forth in Item 3 of Schedule A hereto.

         "Liquidation Amount" means the amount set forth in Item 4 of Schedule A hereto.

         "Original Warrantholder" means the United States Department of the Treasury. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.

          "Person" has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

         "Preferred Stock" means the series of perpetual preferred stock set forth in Item 5 of Schedule A hereto.

         "Purchase Agreement" means the Securities Purchase Agreement - Standard Terms incorporated into the Letter Agreement, dated as of the date set forth in
Item 6 of Schedule A hereto, as amended from time to time, between the Company and the United States Department of the Treasury (the "Letter Agreement"), including all annexes and schedules thereto.

          "Regulatory Approvals" with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Preferred Stock and to own such Preferred Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Shares" has the meaning set forth in Section 2.

          "Warrantholder" has the meaning set forth in Section 2.

         "Warrant"   means  this  Warrant,   issued  pursuant  to  the  Purchase
Agreement.

         2. Number of Shares; Exercise Price. This certifies that, for value received, the United States Department of the Treasury or its permitted assigns (the "Warrantholder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of the number of fully paid and nonassessable shares of Preferred Stock set forth in Item 7 of Schedule A hereto (the "Shares"), at a purchase price per share of Preferred Stock equal to the Exercise Price.

Warrant                                2                       UST Seq. No. 921

         3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the tenth anniversary of the Issue Date (the "Expiration Time"), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at the address set forth in Item 8 of Schedule A hereto (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and
(B) payment of the Exercise Price for the Shares thereby purchased, by having the Company withhold, from the shares of Preferred Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Preferred Stock issuable upon exercise of the Warrant with an aggregate Liquidation Amount equal in value to the aggregate Exercise Price as to which this Warrant is so exercised.

         If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

         4. Issuance of Shares; Authorization. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of
Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, out of its authorized but unissued preferred stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Preferred Stock then issuable upon exercise of this Warrant at any time. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

Warrant                                3                       UST Seq. No. 921

         5. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

         6. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

         7. Transfer/Assignment.

         (A) Subject to compliance with clause (B) of this Section 7, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 7 shall be paid by the Company.

         (B) The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the restrictions set forth in Section 4.4 of the Purchase Agreement. If and for so long as required by the Purchase Agreement, this Warrant shall contain the legends as set forth in Section 4.2(a) of the Purchase Agreement.

         8. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         9. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

         10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

Warrant                                4                       UST Seq. No. 921

         11. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

         12. Adjustments and Other Rights. For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs that, in the good faith judgment of the Board of Directors of the Company, would require adjustment of the Exercise Price or number of Shares into which this Warrant is exercisable in order to fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of the Purchase Agreement and this Warrant, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.

         Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company's records.

         13. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

         14. Governing Law. This Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 17 below and upon the Warrantholder at the address for the Warrantholder set forth in the


Warrant                                5                       UST Seq. No. 921
registry maintained by the Company pursuant to Section 8 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

         15. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

         16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

         17. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth in Item 9 of Schedule A hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         18. Entire Agreement. This Warrant, the forms attached hereto and Schedule A hereto (the terms of which are incorporated by reference herein), and the Letter Agreement (including all documents incorporated therein), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

                  [Remainder of page intentionally left blank]




Warrant                                6                       UST Seq. No. 921

                          [Form of Notice of Exercise]


                                 Date: _________

TO:      Peoples Bancorporation, Inc.

RE:      Election to Purchase Preferred Stock

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase such number of shares of Preferred Stock covered by the Warrant such that after giving effect to an exercise pursuant to Section 3(B) of the Warrant, the undersigned will receive the net number of shares of Preferred Stock set forth below. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Preferred Stock in the manner set forth in
Section 3(B) of the Warrant.

Number of Shares of Preferred Stock:(1)
                                            ------------------------------------


         The undersigned agrees that it is exercising the attached Warrant in full and that, upon receipt by the undersigned of the number of shares of Preferred Stock set forth above, such Warrant shall be deemed to be cancelled and surrendered to the Company.


                               Holder:
                                       ------------------------------------
                               By:
                                        -----------------------------------
                               Name:
                                        -----------------------------------
                               Title:
                                        -----------------------------------



---------------------
(1). Number of shares to be received by the undersigned upon exercise of the attached Warrant pursuant to Section 3(B) thereof.


Warrant                                9                       UST Seq. No. 921

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:  April 24, 2009

                              COMPANY:  Peoples Bancorporation, Inc.


                              By:      s/
                                       -----------------------------------------
                                       Name:  R. Riggie Ridgeway
                                       Title:    Chief Executive Officer


                              Attest:


                              By:      s/
                                       -----------------------------------------
                                       Name: Robert E. Dye, Jr.
                                       Title:   Secretary



                           [Signature Page to Warrant]




Warrant                                 8                       UST Seq. No. 921

                                                                      SCHEDULE A


Item 1
Name:  Peoples Bancorporation, Inc.
Corporate or other organizational form:  Corporation
Jurisdiction of organization:  South Carolina

Item 2
Exercise Price:  $0.01 per share.

Item 3
Issue Date:  April 24, 2009

Item 4
Liquidation Amount:  $1,000.00 per share

Item 5
Series of Perpetual Preferred Stock: Fixed Rate Cumulative Perpetual Preferred Stock, Series W.

Item 6
Date of Letter Agreement between the Company and the United States Department of the Treasury: April 24, 2009

Item 7
Number of shares of Preferred Stock:  633.00633 shares.

Item 8
Company's address:  1818 East Main Street, Easley, SC 29640.

Item 9
Notice information: Peoples Bancorporation, Inc.
                            1818 East Main Street
                            Easley, SC 29640
                            Attn:  President

                            Facsimile:  (864) 859-5121




Warrant                                                         UST Seq. No. 921